UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

Halcyon Jets Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

336 West 37th Street, Suite 800 New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 616-5387

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 23, 2007, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization, dated August 17, 2007, by and among us, Halcyon Jets, Inc., a privately held Nevada corporation (“Halcyon”), and Halcyon Jets Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into Halcyon, and Halcyon became a wholly-owned subsidiary of ours. Following the merger, we changed our name from Greenleaf Forest Products, Inc. to Halcyon Jets Holdings, Inc. and succeeded to the business of Halcyon as our sole line of business.

On August 3, 2007, we filed with the SEC an Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007, which relates to our business and operations during such pre-merger period. We are filing this amendment to the Form 8-K in order to include a Management’s Discussion and Analysis or Plan of Operation relating to the financial condition and results of operations of Halcyon as of and for the three months ended July 31, 2007 and for the period from February 1, 2007 (date of inception) to July 31, 2007, as well as financial statements and related notes for such periods.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Management’s Discussion and Analysis or Plan of Operation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Management’s Discussion and Analysis or Plan of Operation

Recent Events

Prior to August 17, 2007, we were a public shell company, as defined by the SEC, without material assets or activities. On August 17, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a private company, Halcyon Jets, Inc. ("Halcyon"), with such private company being the surviving company. In connection with this reverse merger, we discontinued our former business and succeeded to the business of Halcyon as our sole line of business. For financial reporting purposes, Halcyon, and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of Halcyon and do not include our historical financial results. All costs associated with the reverse merger, other than financing related costs in connection with the simultaneous sale of $4.99 million of units consisting of common stock and warrants, were expensed as incurred.

Overview

Halcyon was formed February 1, 2007 to capitalize on the growing demand for private executive travel and began operations in late March 2007. Halcyon provides luxury private transport by connecting travelers with independently owned and operated executive aircraft that are compliant with the minimum requirements of Part 135 of the Federal Aviation Regulations for aircraft maintenance, aircrew training and aircraft operations.

Halcyon’s target clients desire high-end, executive, or business travel at a level of service not offered by traditional commercial aircraft operators. Halcyon’s clients seek the experience of private jet transport, without the responsibilities of private or fractional ownership. Halcyon’s jet brokerage clients have access to an extensive network of private jet charter services for every size of aircraft.

The primary components of our consolidated statement of operations include the following:

Revenues: Passenger revenue is the charge to customers for the charter of aircraft on their behalf. Other revenues include the amounts charged to customers for catering and ground transportation and other related services.

Operating Costs and Expenses: Our operating costs and expenses include charter costs, salaries, wages and benefits, other operating costs and depreciation and amortization. Charter costs include all third party costs of the aircraft including crew and fuel surcharges, etc. Salaries, wages and benefits include the cost of Halcyon staff and consultants, including taxes and benefits. Other operating costs includes Halcyon’s other general, administrative and selling costs. Depreciation and amortization expense relates to the amortization of Halcyon equipment and leasehold improvements.

Critical Accounting Policies

Our discussion and analysis or plan of operations is based upon Halcyon’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from these estimates under different assumptions or conditions.

We have identified the policies below as critical to our business operations and the understanding of our financial results. The impact and any associated risks related to these policies on our business operations is discussed throughout management's discussion and analysis or plan of operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies see Note 2 to Halcyon’s financial statements included elsewhere in this Report.

Passenger revenue is the gross amount charged to customers and is recognized when the charter services are provided. Other revenues such as catering or ground arrangements are also recognized when the services are provided based upon the gross amount billed to customers. Halcyon has evaluated the provisions of EITF 99-19 and has concluded that it should report revenues gross with a separate display of the cost of sales while acting as an agent or broker since Halcyon takes on the credit risk associated the receivable and is primarily obligated to the supplier.

 Results of Operations

THREE MONTHS ENDED JULY 31, 2007

The following table sets forth our results of operations for the three months ended July 31, 2007 expressed as a percentage of total revenues:

Revenues	100%
Operating costs and expenses:
Charter costs	89
Salaries, wages and benefits	40
Other operating costs	28
Depreciation and amortization	2
Total operating costs and expenses	159
Operating loss	(59)
Other - net	(19)
Net Loss	(78)%

Halcyon’s operations began in the last week of March 2007 and, accordingly, Halcyon’s second quarter operations consisted principally of augmenting its new headquarters in New York with 2 additional offices in Boca Raton, FL and Beverly Hills, CA by recruiting staff, and seeking capital. Revenues were the result of 54 trips. The low operating margin reflects Halcyon’s start-up stage and the low volume of trips booked in the first few months of operations. However, it is also anticipated that Halcyon’s operating costs and expenses will increase to support a higher level of revenues. Increased costs will be attributable to increased head counts, principally sales personnel and support staff for our multi-office infrastructure and increased marketing expenditures to promote our services. In addition, as a public reporting entity, compliance with SEC regulations will increase general and administrative costs substantially.

Other principally represents amortization of loan discount resulting from the issuance of shares of common stock in lieu of interest in connection with bridge loans during the quarter. The fair value of the shares issued is amortized over the estimated period that the loans will be outstanding.

SIX MONTHS ENDED JULY 31, 2007

The following table sets forth our results of operations for the six months ended July 31, 2007 expressed as a percentage of total revenues:

Revenues	100%
Operating costs and expenses:
Charter costs	89
Salaries, wages and benefits	41
Other operating costs	27
Depreciation and amortization	2
Total operating costs and expenses	159
Operating loss	(59)
Other - net	(15)
Net Loss	(75)%

Halcyon’s operations began in the last week of March 2007 and, accordingly, Halcyon’s operations since inception has consisted principally of developing a business plan; seeking capital; establishing headquarters in New York, as well as 2 additional offices in Boca Raton, FL and Beverly Hills, CA; and recruiting staff. Revenues were the result of 71 trips. The low operating margin reflects Halcyon’s start-up stage and the low volume of trips booked in the first few months of operations. However, it is also anticipated that Halcyon’s operating costs and expenses will increase to support a higher level of revenues. Increased costs will be attributable to increased head counts, principally sales personnel and support staff for our multi-office infrastructure and increased marketing expenditures to promote our services. In addition, as a public reporting entity, compliance with SEC regulations will increase general and administrative costs substantially.

Liquidity and Capital Resources

Halcyon began its operations in March 2007, and has not as yet attained a level of operations which allows it to meet its current overhead. We do not contemplate attaining profitable operations within our first operating cycle, nor is there any assurance that such an operating level can ever be achieved. We will be dependent upon obtaining additional financing in order to adequately fund working capital, infrastructure, ongoing litigation expenses and significant marketing/investor related expenditures to gain market recognition, so that we can achieve a level of revenue adequate to support our cost structure, none of which can be assured. While Halcyon has funded its initial operations with private placements of equity and bridge loans, there can be no assurance that adequate financing will continue to be available to us and, if available, on terms that are favorable to us. These factors raise substantial doubt about our ability to continue as a going concern and the accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

As of July 31, 2007, Halcyon’s cash balance was $154,000. Halcyon began its operations during the six months ended July 31, 2007 with its initial funding of $484,698, net of expenses, from investors in a private offering. In May 2007, Halcyon borrowed $1.5 million, without interest, through the issuance of promissory notes (the “Bridge Loans”). At the time of the Bridge Loans, the lenders agreed that the outstanding indebtedness under those notes would convert into our common stock on the same terms as provided in a subsequent private placement. On August 2, 2007 through August 14, 2007, Halcyon borrowed an aggregate of an additional $490,000, at 6% interest, to be paid out of the proceeds of the next financing. On August 17, 2007, we closed on the Private Placement of 48.902 units, in which we received net proceeds of $3,038,200, after placement agent and other fees, and from which we repaid the $490,000 of loans. On August 22, 2007, we closed on an additional 0.998 of a unit and received net proceeds of $94,800, after placement agent and other fees. As part of the Private Placement, the Bridge Loans converted into an aggregate of 1,500,000 shares of our common stock and warrants to purchase an additional 750,000 shares of common stock in the Private Placement.

Cash Flow Used in Operating Activities: During the period from February 1, 2007 (date of inception) through July 31, 2007, Halcyon’s operations resulted in negative cash flows of $1.4 million, which was the result of a net loss of $1 million, after reduction for non-cash charges and the buildup of net working capital items by $400,000, excluding cash.

Cash Flow Used in Investing Activities: In the period from February 1, 2007 (inception) to July 31, 2007, Halcyon used cash to acquire property and equipment of $421,000.

Cash Flow from Financing Activities: Halcyon’s initial funding was derived from equity investors ($485,000, net of expenses) and bridge loans of $1.5 million during the period from February 1, 2007 (inception) to July 31, 2007.

Commitments and Contingencies

Halcyon entered into employment agreements with Jonathan Gilbert to serve as Chief Executive Officer and Christian Matteis to serve as President and Chief Operating Officer. These agreements were assumed by us upon consummation of the Merger. The initial terms of the agreements are three years, with automatic one-year renewals following this three-year period. Pursuant to the agreements, Mr. Gilbert is to receive an annual base salary of $235,000, $246,750 and $259,000, respectively, for the first three years and Mr. Matteis is to receive an annual base salary of $500,000, $525,000 and $550,000, respectively, for the first three years, and then an agreed upon salary (of not less than the amount of their third year’s salary) for all future years of employment. If either of their employment is terminated without cause or if either resigns for good reason, we will be obligated to pay the terminated party, as severance, their then current annual base salary and annual bonuses (as such is defined within the agreement) for one year (or for the remainder of the term, if longer than one year).

Halcyon leases headquarters and sales facilities in New York and additional sales offices in Boca Raton, Florida and Beverly Hills, California. Minimum annual lease payments are approximately $135,000 for 2007, $246,000 for 2008, $254,000 for 2009 and $114,000 for 2010 (aggregating $749,000).

Shortly after formation and our engagement of Mr. Matteis, a former employee of Blue Star, our competitor, a lawsuit was commenced against us by Blue Star. See “Note 7 - Litigation” to the unaudited financial statements filed in this Report in Exhibit 99.3 for a description of the current status of this litigation. Mr. Matteis’ employment agreement provides for advancement and indemnification of costs and expenses in connection with litigation related to his former employment. It is anticipated that the cost of defense of this litigation, as well as our claims against Blue Star, may require significant utilization of our cash during future periods and in the event there is an adverse outcome against either us or as a result of the aforementioned indemnity.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value   Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for our year end 2008, although early adoption is permitted. We are assessing the potential effect of SFAS 157 on our financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in FIN 48 as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon initial adoption. The cumulative effect of applying FIN 48 at adoption, if any, is to be reported as an adjustment to opening retained earnings for the year of adoption. FIN 48 is effective for our year end 2007, although early adoption is permitted. We are assessing the potential effect of FIN 48 on our financial statements.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby supplemented as follows:

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Halcyon’s unaudited financial statements as of                  and for the three months ended July 31, 2007 and for the period from February 1, 2007 (date of inception) to July 31, 2007 are filed in this Current Report on Form 8-K/A as Exhibit 99.3.

(b) Pro forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed with this Current Report on Form 8-K/A as Exhibit 99.4.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

99.3	Halcyon Jets, Inc. unaudited financial statements as of and for the three months ended July 31, 2007 and for the period from February 1, 2007 (date of inception) to July 31, 2007

99.4	Pro forma unaudited consolidated financial statements as of July 31, 2007 and for the six months ended July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 9, 2007

Halcyon Jets Holdings, Inc.

By:	/s/Jonathan Gilbert
Name: Jonathan Gilbert
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.3	Halcyon Jets, Inc. unaudited financial statements as of and for the three months ended July 31, 2007 and for the period from inception (February 1, 2007) through July 31, 2007

99.4	Pro forma unaudited consolidated financial statements as of July 31, 2007 and for the three months ended July 31, 2007